Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of the following funds of the Goldman Sachs Variable Insurance Trust: Goldman Sachs Variable Insurance Trust Equity Index Fund, Goldman Sachs Variable Insurance Trust Growth Opportunities Fund, Goldman Sachs Variable Insurance Trust Core Fixed Income Fund, Goldman Sachs Variable Insurance Trust Government Income Fund, Goldman Sachs Variable Insurance Trust Strategic Growth Fund, Goldman Sachs Variable Insurance Trust Strategic International Equity Fund, Goldman Sachs Variable Insurance Trust Structured Small Cap Equity Fund, Goldman Sachs Variable Insurance Trust Structured U.S. Equity Fund, Goldman Sachs Variable Insurance Trust Large Cap Value Fund, Goldman Sachs Variable Insurance Trust Mid Cap Value Fund, and Goldman Sachs Variable Insurance Trust Money Market Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2011